LIMITED POWER OF ATTORNEY

      I, Richard A. Goldstein, appoint MARK A. ROCHE, SHERRY R. HAYWOOD,
ELIZABETH R. LANE and ANGELA M. PLA, to serve as my Attorneys-In-Fact and
Agents to exercise the powers and discretions set forth below:
1.        To execute on my behalf any and all Securities and Exchange
Commission Forms 3, 4 and 5 relating to the disclosure of my beneficial ownership of securities in Fortune Brands, Inc.; and
2.        To execute all such other documents or things in my name as the
Agents may deem necessary to meet filing requirements of the
Securities Exchange Commission pursuant to the Securities
Exchange Act of 1934.
      This Power of Attorney shall at all times be binding with respect to all actions taken by the Agent in accordance with the terms of this Power of Attorney.  The powers granted by this Power of Attorney shall begin on December 1, 2006 and shall lapse and cease to have any effect on December 31, 2009.
      I, Richard A. Goldstein, have executed this Limited Power of Attorney on this
31st day of October, 2006.

                                                      /s/ Richard A. Goldstein
                                                      Richard A. Goldstein
Subscribed and sworn to me
on this 31st day of October, 2006.

        Mary C. Dooley
Notary Public